As filed with the Securities and Exchange Commission on May 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CNB Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1450605
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1 South Second Street P.O. Box 42 Clearfield, Pennsylvania	16830
(Name and address of agent for service)	(Zip code)

CNB Financial Corporation 2019 Omnibus Incentive Plan

(Full title of the plan)

Richard L. Greslick, Jr.

Secretary

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania 16830

(Name and address of agent for service)

(814) 765-9621

(Telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg

Leslie B. Reese, III

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	502,977 (1)	$27.26(2)	$13,711,153.02	$1,661.80

(1)

Represents the maximum number of shares of the registrant’s common stock, no par value (the “Common Stock”), reserved for issuance under the CNB Financial Corporation 2019 Omnibus Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the Common Stock that may become issuable under the plan referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Global Select Market of The NASDAQ Stock Market LLC on May 13, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to participants in the CNB Financial Corporation 2019 Omnibus Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” into this registration statement information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this registration statement until the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold (in no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this registration statement):

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(c)	Our Current Reports on Form 8-K filed on February 13, 2019, March 5, 2019 and April 18, 2019;

(d)

The portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on March 13, 2019 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018); and

(e)

The description of the Common Stock contained in our registration statement on Form 8-A, filed with the Commission on April 17, 1985, including any amendment or report filed for the purpose of updating such description.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Sections 1741 through 1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1750 of the BCL.

As permitted by the BCL, the bylaws of the registrant, as amended and restated, provide that the registrant shall, subject to certain authorizations and determinations, indemnify its directors and officers, including the advancement of expenses. The bylaws contain the procedures pursuant to which such indemnification and advancement of expenses may be authorized and effectuated, including receipt of certain undertakings by the director or officer as a condition precedent to the advancement of expenses. The bylaws, as amended and restated, provide, among other things, that indemnification shall not be made where the indemnification is expressly prohibited by law or where a final adjudication establishes that the director’s or officer’s conduct constitutes willful misconduct or recklessness or was based upon or attributable to the receipt from the registrant of a personal benefit to which the director or officer was not legally entitled.

As permitted by the BCL, the registrant maintains directors and officers liability insurance in amounts and on terms which the registrant’s board of directors deems reasonable. In the ordinary course of business, the registrant’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Description of Document

5.1	Opinion of Hogan Lovells US LLP.

10.1	CNB Financial Corporation 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2019).

23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearfield, Commonwealth of Pennsylvania, on May 15, 2019.

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Bower, Jr. and Richard L. Greslick, Jr., and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock for issuance pursuant to the CNB Financial Corporation 2019 Omnibus Incentive Plan, any and all amendments or post-effective amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2019

/s/ Richard L. Greslick, Jr. Richard L. Greslick, Jr.	Secretary and Director	May 15, 2019

/s/ Brian W. Wingard Brian W. Wingard	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2019

/s/ Joel E. Peterson Joel E. Peterson	Director	May 15, 2019

/s/ Deborah Dick Pontzer Deborah Dick Pontzer	Director	May 15, 2019

/s/ Jeffrey S. Powell Jeffrey S. Powell	Director	May 15, 2019

/s/ Nicholas N. Scott Nicholas N. Scott	Director	May 15, 2019

/s/ Peter F. Smith Peter F. Smith	Director	May 15, 2019

/s/ Richard B. Seager Richard B. Seager	Director	May 15, 2019

/s/ Francis X. Straub, III Francis X. Straub, III	Director	May 15, 2019

/s/ Peter C. Varischetti Peter C. Varischetti	Director	May 15, 2019